United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: April 15, 2014
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2014, the Board of Directors (“the “Board’) of Realty Income Corporation (the “Company”) approved and adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”) which will take effect on the date of the Company’s 2014 Annual Meeting of Stockholders which is expected to occur on May 6, 2014.  The Bylaws were amended to provide that at any regular meeting or at any special meeting called for that purpose, a majority of the entire Board may establish, increase or decrease the number of directors, provided that the number thereof shall not be less than the minimum number required by the Maryland General Corporation Law, nor more than 15.  Prior to the effectiveness of this Amendment, the Bylaws provided that the Board have eight directors.

As disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 21, 2014, and pursuant to a resolution of the Board, the Board will have seven directors effective as of the date of the Annual Meeting.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2014	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER

Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of the Company.